Exhibit 99.1

Rithm Capital Corp. Announces Fourth Quarter and Full Year 2024 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the fourth quarter ended and full year ended December 31, 2024:

Fourth Quarter 2024 Financial Highlights:

•GAAP net income of $263.2 million, or $0.50 per diluted common share(1)
•Earnings available for distribution of $315.8 million, or $0.60 per diluted common share(1)(2)
•Common dividend of $130.2 million, or $0.25 per common share
•Book value per common share of $12.56(1)

Full Year 2024 Financial Highlights:

•GAAP net income of $835.0 million, or $1.67 per diluted common share(1)
•Earnings available for distribution of $1.1 billion, or $2.10 per diluted common share(1)(2)
•Common dividend of $503.4 million, or $1.00 per common share

	Q4 2024		Q3 2024		FY 2024		FY 2023
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.50		$0.20		$1.67		$1.10
GAAP Net Income	$263.2	million	$97.0	million	$835.0	million	$532.7	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.60		$0.54		$2.10		$2.06
Earnings Available for Distribution(2)	$315.8	million	$270.3	million	$1,050.5	million	$997.2	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25		$1.00		$1.00
Common Dividend	$130.2	million	$129.9	million	$503.4	million	$483.2	million

“We had another great year at Rithm, finishing strong with robust earnings, positive inflows and growth in each of our business segments,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “Rithm delivered strong and consistent performance in each of its core businesses, creating value for investors and shareholders. We also completed our first full year with Sculptor and will continue to grow our world-class asset management business in 2025 through strategic partnerships.”

Fourth Quarter 2024 Company Highlights:

•Rithm Capital
•Completed a $461 million secured financing backed by mortgage servicing rights (“MSRs”), a first-of-its-kind non-recourse term financing of MSRs

•Newrez
•Origination & Servicing segment pre-tax income of $280.2 million in Q4’24, excluding the MSR mark-to-market and related hedge impact of $204.5 million, up from $250.7 million in Q3’24, excluding the MSR mark-to-market gain and related hedge impact of $(235.5) million
•Generated a 20% pre-tax return on equity (“ROE”) on $5.6 billion of equity(3)(4)
•Total servicing unpaid principal balance (“UPB”) of $844 billion, an increase of 32% YoY, including $254 billion UPB of third-party servicing, an increase of 129% YoY
•Origination funded production volume of $17.3 billion, an increase of 9% QoQ and 94% YoY

•Genesis
•Residential Transitional Lending segment pre-tax income of $3.5 million
•Origination volume of $1.2 billion, an increase of 101% YoY
•Grew number of sponsors to 140, reflecting 14% growth YoY

•Sculptor
•Approximately $34 billion of assets under management (“AUM”) at December 31, 2024(5)
•Closed an additional $1.0 billion in Q4’24 for Real Estate Fund V, bringing total commitments to $2.3 billion through 2024, focused on opportunistic real estate investments
•Accelerated momentum in Non-Traded REIT (SDREIT) strategy bringing pro forma AUM to $500 million(6)

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 526,279,952 and 496,800,687 weighted average diluted shares for the quarters ended December 31, 2024 and September 30, 2024, respectively. Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 499,597,670 and 483,716,715 weighted average diluted shares for the years ended December 31, 2024 and 2023, respectively. Per share calculations of Book Value are based on 520,656,256 common shares outstanding as of December 31, 2024.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.
(3)Excludes full MSR mark-to-market and related hedge adjustment of $204.5 million.

(4)ROE is calculated based on annualized pre-tax income, excluding MSR mark-to-market, divided by the average Origination and Servicing segment ending equity for the respective period.
(5)AUM refers to the assets for which Sculptor provides investment management, advisory or certain other investment-related services. This is generally equal to the sum of (i) net asset value of the open-ended funds or gross asset value of Real Estate funds, (ii) uncalled capital commitments, (iii) par value of collateralized loan obligations. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. AUM also includes amounts that are invested in other Sculptor funds/vehicles. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions. Sculptor AUM calculation methodology changed effective September 1, 2024.

(6)Pro forma AUM represents AUM once all committed amounts are funded.
Renewal of Stock Repurchase Program:

The Company announced today that its Board of Directors authorized stock repurchase programs of up to $200 million of shares of the Company's common stock (the "common stock repurchase program”), and up to $100 million of shares of the Company’s preferred stock (the “preferred stock repurchase program” and, together with the common stock repurchase program, the “repurchase programs”), through December 31, 2025. The new repurchase programs replace the Company’s previous $200 million common stock repurchase program and $100 million preferred stock repurchase program, which expired on December 31, 2024.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - News section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Thursday, February 6, 2025 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors - News section of Rithm Capital’s website, www.rithmcap.com.

The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Fourth Quarter and Full Year 2024 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10196455/fe67242f28.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, February 13, 2025 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “9354317.”

Rithm Capital Corp. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended		Year Ended December 31,
	December 31, 2024	September 30, 2024	2024	2023
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$531,279	$493,171	$1,993,319	$1,859,357
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(180,480), $(139,784), $(602,241) and $(518,978), respectively)	563,484	(747,335)	(167,574)	(565,684)
Servicing revenue, net	1,094,763	(254,164)	1,825,745	1,293,673
Interest income	490,263	550,732	1,954,443	1,616,189
Gain on originated residential mortgage loans, held-for-sale, net	201,641	184,695	682,535	533,477
Other revenues	55,412	57,212	227,472	236,167
Asset management revenues	258,871	81,039	520,294	82,681
	2,100,950	619,514	5,210,489	3,762,187
Expenses
Interest expense and warehouse line fees	449,386	510,168	1,835,325	1,401,327
General and administrative	232,381	215,329	867,236	761,102
Compensation and benefits	362,869	265,673	1,134,768	787,092
	1,044,636	991,170	3,837,329	2,949,521
Other Income (Loss)
Realized and unrealized gains (losses), net	(574,944)	412,953	(221,606)	(19,456)
Other income (loss), net	11,227	3,851	57,255	(40,377)
	(563,717)	416,804	(164,351)	(59,833)
Income before Income Taxes	492,597	45,148	1,208,809	752,833
Income tax expense (benefit)	200,690	(78,433)	267,317	122,159
Net Income	291,907	123,581	941,492	630,674
Noncontrolling interests in income of consolidated subsidiaries	1,737	1,839	9,989	8,417
Dividends on preferred stock	26,948	24,718	96,456	89,579
Net Income Attributable to Common Stockholders	$263,222	$97,024	$835,047	$532,678

Net Income per Share of Common Stock
Basic	$0.51	$0.20	$1.69	$1.11
Diluted	$0.50	$0.20	$1.67	$1.10
Weighted Average Number of Shares of Common Stock Outstanding
Basic	520,271,165	491,362,857	495,479,956	481,934,951
Diluted	526,279,952	496,800,687	499,597,670	483,716,715

Dividends Declared per Share of Common Stock	$0.25	$0.25	$1.00	$1.00

Rithm Capital Corp. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share data)

	December 31,
	2024 (Unaudited)	2023
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$10,321,671	$8,405,938
Government and government-backed securities ($9,711,346 and $8,533,130 at fair value, respectively)	9,736,116	8,557,683
Residential mortgage loans, held-for-investment, at fair value	361,890	379,044
Residential mortgage loans, held-for-sale ($4,307,571 and $2,461,865 at fair value, respectively)	4,374,241	2,540,742
Consumer loans, held-for-investment, at fair value	665,565	1,274,005
Single-family rental properties	1,028,295	1,001,928
Residential transition loans, at fair value	2,178,075	1,879,319
Residential mortgage loans subject to repurchase	2,745,756	1,782,998
Cash and cash equivalents	1,458,743	1,287,199
Restricted cash	308,443	378,048
Servicer advances receivable	3,198,921	2,760,250
Reverse repurchase agreement	—	1,769,601
Other assets ($2,380,475 and $2,005,782 at fair value, respectively)	4,631,911	3,948,852
Assets of consolidated CFEs(A):
Investments, at fair value and other assets	4,167,814	3,751,477
Total Assets	$45,177,441	$39,717,084

Liabilities and Equity
Liabilities
Secured financing agreements	$16,782,467	$12,561,283
Secured notes and bonds payable ($185,460 and $235,770 at fair value, respectively)	10,298,075	10,360,188
Residential mortgage loan repurchase liability	2,745,756	1,782,998
Unsecured notes, net of issuance costs	1,204,220	719,004
Treasury securities payable	—	1,827,281
Dividends payable	153,114	135,897
Accrued expenses and other liabilities ($525,486 and $51,765 at fair value, respectively)	2,630,771	2,065,761
Liabilities of consolidated CFEs(A):
Notes payable, at fair value and other liabilities	3,476,728	3,163,634
Total Liabilities	37,291,131	32,616,046

Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 51,964,122 issued and outstanding, $1,299,104 aggregate liquidation preference	1,257,254	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 520,656,256 and 483,226,239 issued and outstanding, respectively	5,206	4,833
Additional paid-in capital	6,528,613	6,074,322
Accumulated deficit	(46,985)	(373,141)
Accumulated other comprehensive income	50,886	43,674
Total Rithm Capital stockholders’ equity	7,794,974	7,006,942
Noncontrolling interests in equity of consolidated subsidiaries	91,336	94,096
Total Equity	7,886,310	7,101,038
Total Liabilities and Equity	$45,177,441	$39,717,084
(A) Includes assets and liabilities of certain consolidated VIEs that meet the definition of collateralized financing entities (“CFEs”). These assets can only be used to settle obligations and liabilities of such VIEs for which creditors do not have recourse to Rithm Capital Corp.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance, excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) net other income and losses; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within net other income and losses, management primarily excludes (i) equity-based compensation expenses, (ii) non-cash deferred interest expense and (iii) amortization expense related to intangible assets, as management does not consider this non-cash activity to be a component of earnings available for distribution. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Management also excludes amortization of acquisition premium on residential transition loans. Management also excludes bargain purchase gain resulting from business acquisitions as it is not a recurring activity and it is not part of the Company’s core operations. Non-capitalized transaction related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended		Year Ended December 31,
	December 31, 2024	September 30, 2024	2024	2023
Net income (loss) attributable to common stockholders - GAAP	$263,222	$97,024	$835,047	$532,678
Adjustments:
Realized and unrealized (gains) losses, net, including MSR change in valuation inputs and assumptions	(177,294)	199,342	(181,070)	294,499
Other (income) loss, net	34,707	50,756	142,285	5,974
Computershare Mortgage Acquisition:
Bargain purchase gain	—	—	(27,415)	—
Non-recurring acquisition and restructuring expenses	—	—	14,936	—
Non-capitalized transaction-related expenses	(2,203)	3,242	12,286	47,755
Deferred taxes	197,360	(80,037)	254,402	116,336
Earnings available for distribution - Non-GAAP	$315,792	$270,327	$1,050,471	$997,242

Net income (loss) per diluted share	$0.50	$0.20	$1.67	$1.10
Earnings available for distribution per diluted share	$0.60	$0.54	$2.10	$2.06

Weighted average number of shares of common stock outstanding, diluted	526,279,952	496,800,687	499,597,670	483,716,715

SEGMENT INFORMATION
($ in thousands)

Fourth Quarter Ended December 31, 2024	Origination and Servicing	Investment Portfolio	Residential Transitional Lending	Asset Management	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$531,279	$—	$—	$—	$—	$531,279
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(180,480))	563,484	—	—	—	—	563,484
Servicing revenue, net	1,094,763	—	—	—	—	1,094,763
Interest income	341,306	72,051	67,278	9,625	3	490,263
Gain on originated residential mortgage loans, held-for-sale, net	198,753	2,888	—	—	—	201,641
Other revenues	28,676	26,736	—	—	—	55,412
Asset management revenues	—	—	—	258,871	—	258,871
Total Revenues	1,663,498	101,675	67,278	268,496	3	2,100,950
Interest expense and warehouse line fees	322,889	59,552	29,898	12,077	24,970	449,386
Other segment expenses	142,080	22,317	7,921	28,595	6,961	207,874
Compensation and benefits	179,494	2,609	17,384	155,397	7,985	362,869
Depreciation and amortization	10,237	5,069	1,567	7,613	21	24,507
Total Operating Expenses	654,700	89,547	56,770	203,682	39,937	1,044,636
Realized and unrealized gains (losses), net	(529,025)	(27,089)	(7,257)	(11,573)	—	(574,944)
Other income (loss), net	4,942	5,948	203	122	12	11,227
Total Other Income (Loss)	(524,083)	(21,141)	(7,054)	(11,451)	12	(563,717)
Income (Loss) before Income Taxes	484,715	(9,013)	3,454	53,363	(39,922)	492,597
Income tax expense (benefit)	168,689	7,708	851	23,442	—	200,690
Net Income (Loss)	316,026	(16,721)	2,603	29,921	(39,922)	291,907
Noncontrolling interests in income (loss) of consolidated subsidiaries	636	1,109	—	(8)	—	1,737
Dividends on preferred stock	—	—	—	—	26,948	26,948
Net Income (Loss) Attributable to Common Stockholders	$315,390	$(17,830)	$2,603	$29,929	$(66,870)	$263,222

Total Assets	$32,418,256	$7,489,952	$3,439,075	$1,610,400	$219,758	$45,177,441
Total Rithm Capital Stockholders' Equity	$5,715,057	$1,523,436	$801,646	$804,727	$(1,049,892)	$7,794,974

Third Quarter Ended September 30, 2024	Origination and Servicing	Investment Portfolio	Residential Transitional Lending	Asset Management	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$493,171	$—	$—	$—	$—	$493,171
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(139,784))	(747,335)	—	—	—	—	(747,335)
Servicing revenue, net	(254,164)	—	—	—	—	(254,164)
Interest income	391,220	87,969	66,262	5,281	—	550,732
Gain on originated residential mortgage loans, held-for-sale, net	171,700	12,995	—	—	—	184,695
Other revenues	30,280	26,932	—	—	—	57,212
Asset management revenues	—	—	—	81,039	—	81,039
Total Revenues	339,036	127,896	66,262	86,320	—	619,514
Interest expense and warehouse line fees	370,641	79,885	34,304	8,243	17,095	510,168
Other segment expenses	126,058	19,297	3,731	19,794	11,634	180,514
Compensation and benefits	181,343	288	9,520	58,267	16,255	265,673
Depreciation and amortization	15,093	10,632	1,567	7,523	—	34,815
Total Operating Expenses	693,135	110,102	49,122	93,827	44,984	991,170
Realized and unrealized gains (losses), net	379,946	9,907	17,972	5,128	—	412,953
Other income (loss), net	(10,626)	6,107	36	8,334	—	3,851
Total Other Income (Loss)	369,320	16,014	18,008	13,462	—	416,804
Income (Loss) before Income Taxes	15,221	33,808	35,148	5,955	(44,984)	45,148
Income tax expense (benefit)	(84,764)	(4,916)	2,754	8,493	—	(78,433)
Net Income (Loss)	99,985	38,724	32,394	(2,538)	(44,984)	123,581
Noncontrolling interests in income (loss) of consolidated subsidiaries	847	(1,123)	—	2,115	—	1,839
Dividends on preferred stock	—	—	—	—	24,718	24,718
Net Income (Loss) Attributable to Common Stockholders	$99,138	$39,847	$32,394	$(4,653)	$(69,702)	$97,024

Total Assets	$29,733,684	$7,787,438	$3,083,322	$1,378,846	$292,672	$42,275,962
Total Rithm Capital Stockholders' Equity	$5,459,975	$1,725,745	$743,427	$717,212	$(989,817)	$7,656,542

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm Capital seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.6 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
ir@rithmcap.com